MUTUAL FUND PROXY FACT SHEET FOR: OAK ASSOCIATES FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	SEPTEMBER 18, 2019	OFFICES OF HANNA RASNICK EVANCHAN PALMISANO HOBSON & FOX, LLC
Mail Date	OCTOBER 7, 2019	388 SOUTH MAIN STREET, SUITE 402
Meeting Date	DECEMBER 10, 2019 @ 10:00 AM (ET)	AKRON, OHIO 44311
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker	SEE PAGE 3	Inbound Line	1-800-581-5238
CUSIP	SEE PAGE 3	Website	www.oakfunds.com

What are Shareholders being asked to vote on?

1.	To approve a new investment advisory agreement between the Trust, on behalf of the Funds, and Oak Associates, ltd, the investment adviser to the Funds;

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

PROPOSAL 1: To approve a new investment advisory agreement between the Trust, on behalf of the Funds, and Oak Associates, ltd., the investment adviser to the Funds;

What are shareholders being asked to approve?

The Board of Trustees (“Board”) of the Oak Associates Funds (the “Trust”) is requesting that the shareholders of Oak Associates Funds approve a new investment advisory agreement between the Trust, on behalf of the Funds, and Oak Associates, ltd. (“Oak” or the “Adviser”).

What is happening?

As part of ongoing long-term succession planning, James D. Oelschlager and Vanita Oelschlager, the owners of Oak, have agreed to sell substantially all of their collective ownership interest in the Adviser to an ownership group led by certain members of the Adviser’s management team (the “Transaction”). The Transaction will result in a change of control of the Adviser.

The Transaction is not expected to result in any change to the portfolio managers of the Funds, and Messrs. Oelschlager and Stimpson will continue to be jointly and primarily responsible for the day-to-day management of the Funds as Co-Chief Investment Officers.

Additionally, it is expected that the Adviser will continue to employ substantially all of the firm’s existing staff following the completion of the Transaction.

The Transaction is deemed to be a “change in control” of the Adviser and therefore will constitute an “assignment” under the Investment Company Act of 1940, as amended (the “1940 Act”) of the current advisory agreement between the Adviser and the Trust (the “Current Agreement”).

As a result of the Transaction, the Current Agreement will automatically terminate on the date of the Transaction. To enable the Adviser to continue serving as adviser to the Funds, on August 14, 2019, the Board held a meeting and approved the New Agreement.

For Internal Distribution Only	Page 1

Why are shareholders being asked to approve the New Agreement?

Under the 1940 Act, the approval of a Fund’s New Agreement also requires the affirmative vote of a “majority of the outstanding voting securities” of such Fund. Accordingly, you are being asked to approve the New Agreement. The Transaction is not expected to occur prior to obtaining such approval.

Who will the new ownership group consist of?

The new ownership group will consist of Robert D. Stimpson, Co-Chief Investment Officer of the Adviser, Margaret L. Ballinger, Chief Compliance Officer and Chief Operating Officer of the Adviser and Carol L. Zollars, Chief Financial Officer of the Adviser.

Mr. Stimpson and Mmes. Ballinger and Zollars will own substantially all of the voting interests. As a result of the Transaction, Mr. Stimpson may be deemed to be the sole “control person” of the Adviser as that term is defined in the 1940 Act.

Will there be any changes to the Fund’s investment policies, strategies, or risks in connection with the New Agreement?

No. Each Fund’s investment policies, strategies, and risks will not change as a result of the New Agreement.

Will the Proposal affect the investments made by the Funds?

No. Approval of the Proposal by a Fund’s shareholders will not have any effect on the principal investment strategies used by such Fund.

Will the Proposal result in any change in the fees or expenses payable by the Funds?

No. Approval of the proposal by a Fund’s shareholders will not affect the fees or expenses payable by such Fund. If the New Agreement is approved by a Fund’s shareholders, such Fund will pay Oak a management fee equal to the management fee currently being paid.

Will there be any changes in the services provided by the Fund under the New Agreement?

Oak emphasized that it expected that there will be no changes as a result of the change of control in the nature, quality, or extent of services currently provided to the Funds and their shareholders.

Will there be any changes to the portfolio management team for the Fund?

The Transaction is not expected to result in any change to the portfolio managers of the Funds, and Messrs. Oelschlager and Stimpson will continue to be jointly and primarily responsible for the day-to-day management of the Funds as Co-Chief Investment Officers.

Additionally, it is expected that the Adviser will continue to employ substantially all of the firm’s existing staff following the completion of the Transaction.

When will the New Agreement become effective?

The effective date of the New Agreement will be on or about the date both shareholders of a Fund approve the New Agreement and the Transaction is completed.

What happens if the proposed New Agreement is not approved?

If the shareholders of the Funds do not approve the New Agreement, the Transaction may be delayed and the Board will take such further action as it deems to be in the best interests of the shareholders of the Funds, which may include further solicitation of the Funds’ shareholders to approve the New Agreement.

For Internal Distribution Only	Page 2

Who is paying for the costs of the proxy solicitation?

The Adviser or its affiliates will pay for the costs of the proxy solicitation, including the printing and mailing of the Proxy Statement and related materials.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: https://www.proxyonline.com/docs/oak2019.pdf

AST Fund Solutions is mentioned on the last page of the Q&A section in the Proxy Statement.

NAME OF FUND	TICKER	CUSIP
Black Oak Emerging Technology Fund	BOGSX	671081404
Live Oak Health Sciences Fund	LOGSX	671081503
Pin Oak Equity Fund	POGSX	671081206
Red Oak Technology Select Fund	ROGSX	671081305
River Oak Discovery Fund	RIVSX	671081701
Rock Oak Core Growth Fund	RCKSX	671081602
White Oak Select Growth Fund	WOGSX	671081107

For Internal Distribution Only	Page 3

Oak Associates Funds Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Oak Associates Funds. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on December 10, 2019.

Have you received the information?

(Pause for response)

If “Yes” or positive response: In order to complete your vote for the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposal.

If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Oak Associates Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-10-2019

Oak Associates Funds

Level I Answering Machine Script

Hello.

I am calling on behalf of your investment with the Oak Associates Funds.

The Special Meeting of Shareholders is scheduled to take place on December 10, 2019. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-581-5238 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time. We are able to record your vote by phone, in addition to online or through the mail as noted on your proxy card.

Your vote is very important. Thank you and have a good day.